Exhibit 23.1.4

Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 20, 2003, with respect to the financial statements of Florida Digital Network, Inc. and subsidiary included in the Registration Statement (Form S-4 No. 333-0000) and related Proxy Statement/Prospectus of ITC^DeltaCom, Inc. for the registration of 31,300,000 shares of its common stock.

/s/ Ernst & Young LLP

Orlando, Florida

September 29, 2004